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                                                                   EXHIBIT 23.04



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-74761 of Cardinal Health, Inc. on Form S-4 of our report with respect to R.P. Scherer Corporation dated April 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is May 17, 1998) included in the Current Report on Form 8-K/A (Amendment No. 1, dated March 18, 1999) of Cardinal Health, Inc. and to all references to our Firm included in this registration statement.



/ signed / ARTHUR ANDERSEN LLP



Detroit, Michigan
April 2, 1999.